UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 31, 2008

Old Second Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-10537	36-3143493
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

37 South River Street, Aurora, Illinois	60507
(Address of principal executive offices)	(Zip Code)

(630) 892-0202

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On January 31, 2008, Old Second Bancorp, Inc. (the “Company”) entered into a $75.5 million credit facility with LaSalle Bank National Association (“LaSalle”) pursuant to that certain Loan and Subordinated Debenture Purchase Agreement (the “Agreement”). This new credit facility replaced the $20.0 million revolving credit facility between the Company and M&I Marshall & Ilsley Bank (“M&I”).

The new $75.5 million credit facility is comprised of a $30.5 million senior debt facility and $45.0 million of subordinated debt. The senior debt facility is comprised of a $500,000 term loan with a maturity of March 31, 2018, and a revolving loan with a maturity of March 31, 2010. Management expects to renew the revolving loan on an annual basis. The subordinated debt matures on March 31, 2018. The interest rate on the senior debt facility resets quarterly, and is based on, at the Company’s option, either LaSalle’s prime rate or three-month LIBOR plus 90 basis points. The interest rate on the subordinated debt resets quarterly, and is equal to three-month LIBOR plus 150 basis points.  The senior debt is secured with all of the issued and outstanding shares of Old Second National Bank, the Company’s wholly-owned subsidiary.

The Agreement contains usual and customary provisions regarding acceleration upon the occurrence of an event of default by the Company under the Agreement, as described therein. The Agreement also contains certain customary representations and warranties and financial and negative covenants.

At February 6, 2008, the Company had approximately $18.8 million outstanding on the senior debt facility, which was used to payoff the previous facility with M&I.  The Company expects to draw the full amount of the subordinated debt on February 7, 2008 to fund the previously announced acquisition of HeritageBanc, Inc., which the Company expects to consummate on February 8, 2008.  The Company expects to further draw down on the facilities over the next year to support continued balance sheet growth.  The subordinated debt qualifies as Tier 2 capital under applicable rules and regulations promulgated by the Board of Governors of the Federal Reserve System.

The description of the Agreement set forth above is necessarily limited and is qualified in its entirety by reference to the full terms and conditions of the Agreement, a copy of which will be filed as an exhibit to the Company’s quarterly report on Form 10-K for the year ended December 31, 2008.

Item 2.03(a).	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.03 is hereby incorporated by reference herein.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD SECOND BANCORP, INC.

Dated: February 6, 2008	By:	/s/ J. Douglas Cheatham
J. Douglas Cheatham
Executive Vice President and Chief Financial Officer